Exhibit 99.2

Dear Mr. Weaver:

This letter agreement (this “Agreement”) confirms the terms relating to the termination of your employment with Reddy Ice Corporation and/or its subsidiaries and affiliates, including Reddy Ice Holdings, Inc. (collectively “Reddy Ice” or the “Company”). Our objective is to provide for a smooth transition and amicable separation. Please read this Agreement carefully, and if the stated terms are acceptable to you, confirm your agreement by signing your name in the indicated space at the end of this letter.

1.             Termination of Employment Relationship.

(a)           It is agreed that your employment as President and Chief Operating Officer of the Company began on August 14, 2003 and that on that date an Employment Agreement was entered into between you and the Company (the “Employment Agreement”; capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Employment Agreement). As of May 17, 2007, you were promoted to President and Chief Executive Officer of the Company. On November 30, 2007, you submitted your resignation from the Board of Directors of both Reddy Ice Corporation and Reddy Ice Holdings, Inc., effective as of December 1, 2007. It is agreed that you have terminated your employment effective December 1, 2007 (“Termination Date”) without cause pursuant to Section 4.5 of the Employment Agreement. The parties have waived the thirty (30) day written notice requirement contained in Section 4.5 of the Employment Agreement.

(b)           As a result of the termination of your employment pursuant to Section 4.5 of the Employment Agreement, you are entitled to all previously earned, accrued and unpaid Base Salary and benefits from the Company and its employee benefit plans, including any such benefits under pension, disability and life insurance plans, policies and programs applicable to the Company.

(c)           Following the Termination Date, the Company will use commercially reasonable efforts to continue the benefits described on Exhibit A hereto for a period ending on the fourth anniversary of the Termination Date, provided that you shall pay the premiums for such benefits at rates assessed for employees, and provided further that your continued participation in such benefits shall terminate if you shall become actively engaged (whether as an employee, an independent contractor or otherwise) under circumstances where you are eligible to participate in another employer’s benefit program. Nothing herein shall require the Company to maintain any group benefit plans for its senior executives or prevent the Company from modifying its group benefit plans or contribution level for its senior executives. The terms of this Section 1(c) will not modify your rights under, or delay the commencement of the periods provided for, under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) in respect of your healthcare benefits. Any reimbursement or benefit you are entitled to receive pursuant to this Section 1(c) shall (I) be paid no later than the last day of your tax year following the tax year in which the expense was incurred, (II) not be affected by any other expenses that are eligible for reimbursement in any tax year and (III) not be subject to liquidation or exchange for another benefit.

(d)           As provided in Section 2(g) of the Restricted Share Unit Agreement entered into between you and the Company on November 3, 2005 (the “RSU Agreement”), and subject to the adjustment to the vesting schedule provided by the Waiver Agreement entered into between you and the Company on August 9, 2007 (the “Waiver Agreement”), as a result of the termination of your employment pursuant to Section 4.5 of the Employment Agreement, you forfeit the sixty thousand (60,000) unvested Restricted Share Units (“RSUs”) previously granted to you. These sixty thousand (60,000) RSUs are Company property.

(e)           Except as expressly modified by the terms of this Agreement, you will continue to be bound by all of the terms of the Employment Agreement which are intended to survive the termination of your employment including, without limitation, Section 6 of the Employment Agreement.

2.             Consideration.

(a)           Notwithstanding Paragraphs 1(b) and (d) above, the terms of your Employment Agreement, the RSU Agreement, or the Waiver Agreement, as Consideration for the Release and Covenants Not to Sue included in Paragraph 4 of this Agreement, and your other obligations under this Agreement and the Employment Agreement, and in consideration of your prior service to the Company:

(i)            the Company will provide you with a payment of $343,750, which shall be paid no later than December 31, 2007, without offset for other earnings, provided that, without limitation to the Company’s other remedies under the Employment Agreement, if prior to the making of such payment, you violate Section 6 of the Employment Agreement or any other provision of this Agreement, the Company shall have no obligation to make any such payment, on or after the date of such violation;

(ii)           all of the twenty thousand (20,000) of your RSUs subject to the Waiver Agreement (the “2007 RSUs”) granted to you under the terms of the RSU Agreement will vest and the Company shall transfer 20,000 Shares to you on the Effective Date of this Agreement (as defined in Paragraph 5(f) of this Agreement);

(iii)          ten thousand (10,000) of your Time Vested RSUs granted to you under the terms of the RSU Agreement (which RSUs were scheduled to be eligible to vest in 2008) will vest and the Company shall transfer 10,000 Shares to you on the Effective Date of this Agreement;

(iv)          ten thousand (10,000) of your Performance Vested RSUs granted to you under the RSU Agreement (which RSUs were scheduled to be eligible to vest in 2008) will vest, if at all, on the earlier of (A) the consummation of the Merger (as defined in Paragraph 3(b) of this Agreement), or (B) the completion of the Applicable Performance Condition (as defined in Section 2(c) of the RSU Agreement) for the Performance Period ending June 30, 2008 (the date either such condition is met, the “Vesting Date”); and, if either of such conditions is met, the Company shall transfer ten thousand (10,000) Shares

(or any proceeds related to such RSUs or Shares as provided for by the terms of the Merger) to you within 60 days of the Vesting Date, subject to any applicable 6-month delay in payment for “specified employees” under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) as described in section 8(j) of this Agreement; and

(v)           ten thousand (10,000) of your Time Vested RSUs and ten thousand (10,000) of your Performance Vested RSUs (in each case, which RSUs were scheduled to be eligible to vest in 2009), in each case granted to you under the RSU Agreement, will vest, if at all, on the consummation of the Merger (as defined in Paragraph 3(b) of this Agreement)and the Company shall transfer such Shares (or any proceeds related to such RSUs or Shares as provided for by the terms of the Merger) to you promptly following the Vesting Date, subject to any applicable 6-month delay in payment applicable to “specified employees” under Section 409A as described in Section 8(j) of this Agreement.

(b)           The RSUs subject to vesting pursuant to clause (a)(iv) above will be cancelled and forfeited if (i) the Merger Agreement is terminated and (ii) the Applicable Performance Condition for the Performance Period ending June 30, 2008 is not met. The RSUs subject to vesting pursuant to clause (a)(v) above will be cancelled and forfeited if the Merger Agreement is terminated.

(c)           You acknowledge that you are not otherwise entitled to receive this Consideration.

3.             Confidentiality.

(a)           You agree that you will not disclose the substance, terms or facts of this Agreement, or any other matters pertaining to this Agreement, unless such disclosure is (i) lawfully required by any governmental agency; (ii) subpoenaed; (iii) otherwise required to be disclosed by law (including legally required financial reporting); or (iv) necessary in any legal proceeding in order to enforce any provision of this Agreement. If such disclosure is required by law, you will provide the Company within seventy-two (72) hours (or such shorter period of time as you are provided prior to having to make such disclosure) written notice that such disclosure is required. In addition, you may disclose the terms of this Agreement to your accountants, tax advisors or legal counsel to the extent required for professional advice from those sources, but only after securing a commitment from such professionals to maintain the confidentiality of the terms of this Agreement to the extent possible considering the purpose for which the terms of the Agreement are needed by the accountants, tax advisors or legal counsel.

(b)           You agree that you will not, directly or indirectly, without the Company’s prior written consent, contact the Company’s employees, the Company’s stockholders, or third parties who are or have been involved in or with the transactions contemplated by the Agreement and Plan of Merger, dated as of July 2, 2007 (the “Merger Agreement”), by and among the Company, Frozen, LLC, a Delaware limited liability company, Hockey Parent Inc., a Delaware corporation

(together with Frozen, LLC, the “Parents”) and Hockey MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parents (the “Merger Sub”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company being the surviving corporation of the Merger. Any such contact would constitute inappropriate interference with the Company’s contractual relationships.

4.             Release and Covenants Not to Sue.

(a)           In keeping with our intent to provide for an amicable separation, and in consideration for the Consideration (as defined in Paragraph 2 of this Agreement), you, for yourself and your heirs and personal representatives, hereby release and forever discharge Reddy Ice, and its subsidiaries, affiliates, successors, benefit plans, and portfolio companies, and their current and former directors, officers and employees (the “Released Parties”), from and against all liability, damages, actions and claims of any kind whatsoever, known and unknown, that you now have or may have had, or hereafter claim to have, on behalf of yourself or any other person or entity, at any time, arising out of, or relating in any way to, any acts or omissions done or occurring in whole or in part prior to and including the date of this Agreement, including, but not limited to, all such matters arising out of, or related in any way to, your employment or the termination of your employment with Reddy Ice. Nothing in this Agreement, however, shall constitute a waiver of rights that, as a matter of law, cannot be waived.

(b)           You expressly acknowledge and agree that, to the maximum extent permitted by law, this Release includes, but is not limited to, your release of any tort and contract claims and any claims under Title VII of the Civil Rights Act of 1964, as amended, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Fair Labor Standards Act, and all other federal, state and local laws pertaining to employment and/or employment discrimination.

(c)           You agree not to file, join in or prosecute any lawsuits against the Company or any of the other Released Parties, concerning any matter, act, occurrence, or transaction which arose on or before the date of this Agreement. Although you are not precluded from filing a charge with the Equal Employment Opportunity Commission (“EEOC”) or from participating in an EEOC investigation or proceeding, you expressly waive your right to any monetary recovery or any other individual relief in connection with any EEOC charge or other administrative action, to the maximum extent permitted by law. You expressly represent that as of the date that you sign this Agreement, you have not filed any grievances, claims, complaints, administrative charges or lawsuits against the Company or any Released Party.

5.             Additional Disclosures and Notice of Rights.

You acknowledge, agree and understand that:

(a)               under this Agreement you are waiving and releasing, among other claims, any rights and claims that may exist under the Age Discrimination in Employment Act (“ADEA”);

(b)              the waiver and release of claims set forth in Paragraph 4 above does not apply to any rights or claims that may arise under the ADEA after the date of execution of this Agreement;

(c)               the Consideration that is being provided to you under this Agreement is of significant value and is in addition to what you otherwise would be entitled;

(d)              you are being advised in writing to consult with an attorney before signing this Agreement;

(e)               you are being given a period of twenty-one (21) days within which to review and consider this Agreement before signing it, though you may sign earlier; and

(f)                 you may revoke this Agreement by providing written notice to the Company within seven (7) days following its execution. This Agreement will not become effective and enforceable until such seven (7) day period has expired. Accordingly, the Effective Date of this Agreement will be the eighth (8th) day following your signing of this Agreement. Any notice of revocation of this Agreement will not be effective unless given in writing and received by the Company via personal delivery, overnight courier or certified U.S. Mail, return receipt requested, to the following address:

William P. Brick, Executive Chairman

Reddy Ice Holdings, Inc.

8750 North Central Expressway, Suite 1800

Dallas, Texas 75231

6.             Offer Period.

You certify that you have read this Agreement carefully and that you have been given the opportunity to consult with your attorney regarding the terms, conditions and benefits set forth in this Agreement prior to signing it. You will have twenty-one (21) days to consider this Agreement before signing it. If the terms stated in this Agreement are acceptable, please confirm your acceptance and agreement by signing your name in the space indicated below, and then return the original signed by you to William P. Brick, Executive Chairman at the address set forth in Paragraph 5(f) of this Agreement via personal delivery, overnight courier or certified U.S. Mail, return receipt requested. Your signature below will confirm that you are entering into this Agreement freely and with a full understanding of its terms, conditions, and effects, including that you are giving up the right to file a lawsuit that asserts a claim against Reddy Ice or any other Released Party for any reason occurring before the date you sign this Agreement, except as otherwise provided in Paragraph 7 of this Agreement.

7.             Enforcement.

If you assert any claim against Reddy Ice or any of the other Released Parties in violation of the foregoing Release and Covenants Not to Sue, or otherwise breach any provision of this Agreement or the Employment Agreement, then Reddy Ice shall be entitled to recover from you damages flowing from such breach, specifically including any Consideration paid to you under this Agreement. However, nothing in this Agreement will interfere with your right to challenge the enforceability of the foregoing release of claims under the ADEA, and you shall not be required to tender back payments made to you under this Agreement or be liable for the costs and attorneys’ fees that Reddy Ice and other Released Parties incur in connection with a challenge by you of the foregoing release of claims under the ADEA. Furthermore, nothing in this Agreement will affect the ability of either Party to enforce rights or entitlements specifically provided for under this Agreement or the Employment Agreement.

8.             Miscellaneous.

(a)           This Agreement sets forth the entire agreement between you and Reddy Ice with respect to the matters addressed herein, including the termination of your employment, and you will not be entitled to any compensation, remuneration, benefits or other payments, except as specifically provided in this Agreement and pursuant to the Company’s benefit plans and programs. This Agreement may not be modified except by a new written agreement signed by both you and an authorized representative of Reddy Ice. Your signature below will confirm that you have not relied on any representation or statement not set forth in this Agreement.

(b)           You and Reddy Ice acknowledge and agree that a breach by you of any of the provisions of the Employment Agreement or Paragraph 3 of this Agreement will cause immediate and irreparable injury to Reddy Ice and, with respect to Paragraph 3(b), constitute inappropriate interference with the Company’s contractual relationships. Accordingly, you and Reddy Ice agree that in the event of such breach or threatened breach, in addition to any other relief provided for in the Employment Agreement, Reddy Ice will be entitled to an immediate injunction by a court of competent jurisdiction to prevent and restrain such breach.

(c)           In the event that a court holds any provision of this Agreement to be invalid or unenforceable, that provision will be reduced, modified or otherwise conformed to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement will be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)           Any failure or forbearance by either Reddy Ice or you to exercise any right or remedy with respect to enforcement of this Agreement will not be construed as a waiver of any rights or remedies. No waiver of any of the terms of this Agreement will be valid unless in writing and signed by both you and an authorized representative of Reddy Ice.

(e)           This Agreement has been entered into in, and will be interpreted and enforced in accordance with the laws of the State of Texas, regardless of any principles of conflicts of laws or choice of laws of any jurisdiction.

(f)            For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement will be in writing and will be sent by messenger or overnight courier (provided in each case, confirmation of receipt is obtained), or by certified or registered mail, postage prepaid and return receipt requested to the parties at their respective addresses set forth below or to such other address as to which notice is given.

If to you:  As set forth on Exhibit B.

If to the Company:

William P. Brick, Executive Chairman

Reddy Ice Holdings, Inc.

8750 North Central Expressway, Suite 1800

Dallas, Texas 75231

Notices, demands and other communications will be deemed given on delivery thereof.

(g)           This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

(h)           The Company represents and warrants that (i) the execution, delivery and performance of this Agreement by the Company has been fully and validly authorized by all necessary corporate action; (ii) the officer signing this Agreement on behalf of the Company is duly authorized to do so; (iii) the execution, delivery and performance of this Agreement does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which the Company is a party or by which it is bound; and (iv) upon execution and delivery of this Agreement by the parties, it will be the valid and binding obligation of the Company enforceable against it in accordance with its respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(i)            Except as provided in Paragraph 8(b) above, any disputes arising under or in connection with this Agreement will be resolved by binding arbitration, to be held in Dallas, Texas in accordance with the rules and procedures of the American Arbitration Association governing employment disputes. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, and subject to re-payment, the Company will continue payment of all amounts to you under the Agreement. Each party hereto will bear his or its own costs of the arbitration or litigation, including, without limitations, his or its attorneys’ fees.

(j)            Section 409A Compliance  It is intended that any payment to you provided pursuant to this Agreement will not be subject to interest and additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The provisions of the Agreement will be interpreted and construed in favor of its meeting any applicable requirements of Section 409A. The preceding provisions shall not be construed as a guarantee by the Company of any particular tax effect to Employee provided pursuant to the Agreement. In any event, and except for any withholding tax responsibilities, the Company will have no responsibility for the payment of any applicable taxes on income to Employee provided pursuant to this Agreement. If necessary, you agree to allow the Company to amend this Agreement without your consent in order to comply with Section 409A.

Notwithstanding the foregoing, you as a “specified employee” under Section 409A of the Code, as determined by the Company in good faith based on the reasonable application of a reasonable identification method, will be subject, as required, to a delay of any payment amount under this Agreement for six months in order to comply with Section 409A, as determined by the Company in good faith. Such payment amount shall be paid as soon as administratively practicable after the end of the six-month period starting on the date of the Participant’s “separation from service” under Section 409A. Each amount payable under this Agreement is designated as a separate identified payment for purposes of Section 409A.

Please read this Agreement carefully before signing it. If the foregoing terms are acceptable to you, please confirm your agreement by signing your name below. Your signature below will indicate that you are entering into this Agreement freely and with a full understanding of its terms and effect.

Please let me know if you have any questions.

Very truly yours,

REDDY ICE HOLDINGS, INC.

By:	/s/ William P. Brick

Name: William P. Brick

Title: Executive Chairman

I UNDERSTAND AND AGREE TO ALL THE TERMS OF THIS LETTER AGREEMENT.

/s/ Jimmy C. Weaver
Jimmy C. Weaver

Date:	November 30, 2007